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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                  ____________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 30, 2000


                    MBNA America Bank, National Association
                   (as successor to First Union Direct Bank)
          (as Originator of the First Union Master Credit Card Trust)
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                  on behalf of

                      First Union Master Credit Card Trust


       United States                   33-98546-01              51-0331454
       -------------                   -----------              ----------
      (State or Other            (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)



        Wilmington, Delaware                        19884-0781
        --------------------                        ----------
(Address of Principal Executive Office)             (Zip Code)


Registrant's telephone number, including area code (800) 362-6255


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Not Applicable.

Item 2.  Not Applicable.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5. On September 30, 2000 First Union Direct Bank (the "Bank"), as Transferor and Servicer of the First Union Master Credit Card Trust, entered into a Transfer and Assumption Agreement, dated as of September 30, 2000 (the "Transfer and Assumption Agreement") by and among First Union Direct Bank, National Association (as successor to First Union National Bank of Georgia), as Transferor and Servicer, The Bank of New York, as Trustee and MBNA America Bank, National Association ("MBNA"), as successor Transferor and Servicer pursuant to the Pooling and Servicing Agreement, dated as of September 29, 1995 (the "Pooling and Servicing Agreement"). Pursuant to the Transfer and Assumption Agreement MBNA has assumed all obligations of the Bank, as Transferor and Servicer, for the First Union Master Credit Card Trust under the Pooling and Servicing Agreement. The Bank has been relieved of all its obligations as Transferor and Servicer under the Pooling and Servicing Agreement.

Item 6.  Not Applicable.

Item 7.  Exhibits.

The following are filed as Exhibits to this Report under Exhibits 10.1.

     Exhibit 10.1 Transfer and Assumption Agreement, dated as of September 30, 2000.

Item 8.  Not Applicable.

Item 9.  Not Applicable.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                    MBNA America Bank, National Association, on behalf of the First Union Master Credit Card Trust


                                    By: /s/ Jack Fioravanti
                                        -----------------------------------
                                    Name: Jack Fioravanti
                                    Title: Senior Vice President

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                                 EXHIBIT INDEX
                                 -------------


Exhibit            Description
-------            -----------

Exhibit 10.1       Transfer and Assumption Agreement, dated as of
                   September 30, 2000.

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